As filed with the Securities and Exchange Commission
 on August 13, 2001                                            Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    Form S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                _______________

                            Charter Financial Corp.
             (Exact name of registrant as specified in its charter)

             United States                            Application Pending
(State or other jurisdiction of incorporation or        (I.R.S. Employer
             organization)                             Identification No.)

                                c/o CharterBank
                                600 Third Avenue
                             West Point, GA  31833
                                 (706) 645-1391
         (Address, including Zip Code, of principal executive offices)
                                _______________

                            CharterBank 401(k) Plan
                            (Full title of the Plan)
                                _______________

                               Robert L. Johnson
                     President and Chief Executive Officer
                                  CharterBank
                                600 Third Avenue
                             West Point, GA  31833
                                 (706) 645-1391

                                    Copy to:

                            V. Gerard Comizio, Esq.
                            Thacher Proffitt & Wood
                    1700 Pennsylvania Avenue, NW, Suite 800
                             Washington, DC  20006
                                 (202) 347-8400
(Name and address, including Zip Code, telephone number and area code, of agent for service)
                                _______________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            Proposed Maximum
Title of Securities to be                                Offering Price Per Share   Proposed Maximum Aggregate       Amount of
        Registered        Amount to be Registered(1)             (2)                  Offering Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
 par value                           105,800                     $10.00                      1,058,000                $264.50
-----------------------------------------------------------------------------------------------------------------------------------
Plan Participation
 Interests(3)                           --                         --                             --                     --
====================================================================================================================================

(1) Based on the estimated number of shares of common stock of Charter Financial Corp. ("Charter Financial") that could be purchased under the CharterBank 401(k) Plan (the "Plan") with the current assets of the Plan.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of common stock of Charter Financial offered pursuant to the Plan are deemed to be offered at $10 per share, the price at which shares of Charter Financial common stock are being offered to the public pursuant to the Registration Statement on Form S-1, as amended (Registration No. 333-57684).

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.   Registrant Information and Employee Plan Annual Information.

          Not required to be filed with the Commission.

          Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").


                                    PART II

Item 3.   Incorporation of Documents by Reference.

          The following documents and information heretofore filed with the Commission by the Registrant (File No. 333-57684) are incorporated by reference in this registration statement:

     (1) the Prospectus for Common Stock of Charter Financial Corp. dated March 27, 2001, as amended, filed with the Commission pursuant to Rule 424(b) under the Securities Act (Registration No. 333-57684); and

     (2) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated August 10, 2001, Registration No. 000-33071.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated herein by reference, and such documents shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          Charter Financial Corp. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to: Curt Kollar, CharterBank, 600 Third Avenue, West Point, Georgia 31833. Telephone requests may be directed to (706) 645-1391.

Item 4.   Description of Securities.

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     12 C.F.R. Section 545.121 of OTS Regulations sets forth the ability of a federal savings & loan association to indemnify its officers and directors. This section provides that a savings association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the association for: (1) any amount for which that person become liable under a judgment if such action; and (2) reasonable costs and expenses, including reasonable attorney's fees paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under such section if he or she attains a favorable judgment in such enforcement action.

     Indemnification shall be made to such individuals if (1) final judgements on the merits is in the individual's favor; or (2) in case of (i) settlement;
(ii) final judgement against the individual, or (iii) final judgement in the individual's favor, other than on the merits, if a majority of the disinterested directors determine that the individual was acting in good faith within the scope of his or her employment or authority as he or she could have reasonable perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association or its members.

     The section also provides that no indemnification may be made unless the association gives the OTS 60 days notice of its intention to make such indemnification.

     In addition to providing indemnification, under OTS Regulations, a savings association may obtain insurance to protect in and its officers, directors and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, the savings association may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     Section 545.121 of OTS regulations is subject to and qualified by 12 U.S.C
(S) 1821(k) which provides in general that a director or officer of an insured depository institution may be held personally liable for monetary damages by, on behalf of, or at the request or direction of the Federal Deposit Insurance Corporation in certain circumstances.

     Article XII of both the Charter Financial Corp.'s and CharterBank's Bylaws provide that it shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Charter Financial Corp. or CharterBank for: (a) any amount for which that person becomes liable under a judgment in such action; and (b) reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under the indemnification section of the bylaws if he or she attains a favorable judgment in such enforcement action. These bylaw sections mirror OTS regulations as set forth above.

     Section 19 of the Bylaws of the First Charter, MHC, the majority owner of Charter Financial Corp., provides that the mutual holding company shall indemnify its officers, directors and employees to the fullest extent permitted by the rules and regulations of the OTS at 12 C.F.R. (S) 545.121.

     CharterBank and Charter Financial Corp. have each entered into a separate Employment Agreement with Robert L. Johnson. The Agreements each provide for indemnification to be provided to Mr. Johnson to the fullest extent permitted under federal law. CharterBank is also a party to Change of Control Agreements with certain officers of CharterBank which provide for indemnification for attorneys' fees in some instances. These Change of Control Agreements are guaranteed by Charter Financial Corp.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          4.1  The CharterBank 401(k) Plan and Adoption Agreement.
          4.2  Investment Election Form of Charterbank.
          4.3 Articles of Organization of Charter Financial Corp., incorporated by reference to Exhibit 3.1, the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
          4.4 By-Laws of Charter Financial Corp., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
          5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered, incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
          23.1 Consent of Thacher Proffitt & Wood, incorporated by reference to
               Exhibit 23.1 to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
          23.2 Consent of KPMG LLP.

Item 9.   Undertakings.

     A.   Qualification of Plan.  The undersigned Registrant hereby undertakes
          ---------------------
to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986.

     B.   Rule 415 offering.  The undersigned Registrant hereby undertakes:
          -----------------

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C.   Filings incorporating subsequent Exchange Act documents by reference.
          --------------------------------------------------------------------
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D.   Incorporated annual and quarterly reports.  The undersigned registrant
          -----------------------------------------
hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     E.   Filing of registration on Form S-8.  Insofar as indemnification for
          ----------------------------------
liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia on July 31, 2001.

                                    Charter Financial Corp.
                                    (Registrant)


                                    By: /s/  Robert L. Johnson
                                       -----------------------
                                       Robert L. Johnson
                                       President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                             Title                       Date
           ---------                             -----                       ----
/s/   John W. Johnson, Jr.       Chairman of the Board                   July 31, 2001
-------------------------------
John W. Johnson, Jr.

/s/ Robert L. Johnson            President, Chief Executive Officer      July 31, 2001
-------------------------------  and Director
Robert L. Johnson

/s/ David Z. Cauble, III         Director                                July 31, 2001
-------------------------------
David Z. Cauble, III

/s/ Jane W. Darden               Director                                July 31, 2001
-------------------------------
Jane W. Darden

/s/ William B. Hudson            Director                                July 31, 2001
-------------------------------
William B. Hudson

/s/ Thomas M. Lane               Director                                July 31, 2001
-------------------------------
Thomas M. Lane

                Signature                    Title                    Date
                ---------                    -----                    ----
/s/ R. Terry Taunton             Director                          July 31, 2001
-------------------------------
R. Terry Taunton

/s/ Curtis R. Kollar             Chief Financial Officer, Vice     July 31, 2001
-------------------------------  President and Treasurer
Curtis R. Kollar

          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, State of Alabama, on July 30, 2001.

                              CharterBank 401(k) Plan


                              By:  /s/ Ruth M. Roper
                                 -------------------
                                 Name:  Ruth M. Roper
                                 Title: Trust Officer
                                        Pension & Benefit Trust Company

                                 EXHIBIT INDEX


Exhibit
Number                            Description
------                            -----------

4.1       The CharterBank 401(k) Plan and Adoption Agreement.
4.2       Investment Election Form of CharterBank.
4.3 Articles of Organization of Charter Financial Corp., incorporated by reference to Exhibit 3.1, the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
4.4 By-Laws of Charter Financial Corp., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
5 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered, incorporated by reference to Exhibit 5.1 to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
23.1      Consent of Thacher Proffitt & Wood, incorporated by reference to
          Exhibit 23.1 to the Registrant's Registration Statement on Form S-1, dated March 27, 2001, as amended, Registration No. 333-57684, and any amendments thereto.
23.2      Consent of KPMG LLP.